FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): August 1, 1997


                       Cascade Financial Corporation
                       -----------------------------
          (Exact name of registrant as specified in its charter)



        Delaware                           0-25286           91-0167790
        --------                           -------           ----------
State or other jurisdiction               Commission        (I.R.S. Employer
     of incorporation                     File Number       Identification No.)



2828 Colby Avenue, Everett, Washington                       98201
--------------------------------------                       -----
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number (including area code)  (425) 339-5500


                             Not Applicable
                             --------------
       (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

     On August 1, 1997, Cascade Financial Corporation ("Corporation") consummated the previously announced acquisition of AmFirst Bancorporation ("AmFirst") and its wholly-owned subsidiary American First National Bank, Everett, Washington ("American First"). The acquisition was accomplished by the merger of AmFirst into a wholly-owned subsidiary of the Corporation formed for that purpose, which was subsequently merged into the Corporation. Thereafter, American First was merged into the Corporation's wholly-owned subsidiary, Cascade Bank. Pursuant to the terms of the merger agreement, each share of AmFirst common stock was converted into the right to receive 2.412 shares of the Corporation's common stock. The Corporation will issue approximately 803,485 shares in exchange for all of the outstanding shares of AmFirst common stock. Based on the last reported sale price of the Corporation's common stock on August 1, 1997, such shares had an aggregate value of approximately $10.0 million. Cash will be paid in lieu of fractional shares. AmFirst operated four branches in the State of Washington and at June 30, 1997 had assets of $65 million, deposits of $60 million and stockholders' equity of $5 million.

     Additional information concerning the acquisition is contained in the press release issued by the Corporation on August 1, 1997, attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits



     (a)  Financial Statements of Business Acquired

     AmFirst's consolidated Balance Sheets as of December 31, 1996 and 1995 and Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the years ended December 31, 1996 and 1995 are incorporated herein by reference to Appendix D of the Prospectus/Joint Proxy Statement contained in the Corporation's Registration Statement on Form S-4 (No. 333-24203).

     AmFirst's unaudited Condensed Balance Sheet as of June 30, 1997, Condensed Statements of Income for the six months ended June 30, 1997 and 1996 and Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996 will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this report is required to be filed, or October 15, 1997.

     (b)  Pro Forma Financial Information

     Unaudited pro forma condensed combined financial statements reflecting consummation of the acquisition will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this report is required to be filed, or October 15, 1997.


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     (c)  Exhibits:

          2 Agreement and Plan of Mergers dated as of February 6, 1997 by and among Cascade Financial Corporation and Cascade Bank and AmFirst Bancorporation and American First National Bank (incorporated by reference to Exhibit 2 to the Corporation's Form 8-K filed February 14 1997).


          99   Press Release dated August 1, 1997.




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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                CASCADE FINANCIAL CORPORATION




DATE:  August 13, 1997             By: /s/ Russell E. Rosendal
                                       -----------------------
                                       Russell E. Rosendal
                                       Executive Vice President
                                       (Chief Financial Officer)





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                                Exhibit 99


NEWS RELEASE                                      CASCADE BANK


August 1, 1997                                    FOR IMMEDIATE RELEASE
Contact:  Russell E. Rosendal                     TELEPHONE: (425)339-5500

CASCADE FINANCIAL AND AMFIRST MERGER COMPLETED

Everett, WA - The merger of Cascade Financial Corporation, the parent corporation of Cascade Bank, and AmFirst Bancorporation, the parent corporation of American First National Bank closed August 1, 1997.

Cascade's Chairman, Frank McCord said, "We're happy to have the merger finalized. We can now offer greater convenience and more services to customers of both local banks."

Cascade Bank now has assets of $433 million. In the transaction, approximately 800,000 shares of Cascade common stock were issued to AmFirst shareholders. They received 2.412 shares of Cascade common stock for each share of AmFirst common stock.

Cascade Financial Corporation's stock is quoted on the NASDAQ system under the symbol "CASB." Chartered in 1916, Cascade Bank is Snohomish County's oldest financial institution. Cascade Bank now has three full service offices in Everett, and full service offices in Mount Vernon, Arlington, Marysville, Mukilteo, Snohomish, Lynnwood, Bellevue and Issaquah. There is also a Home Loan Center in Bellingham.


                                   -END-





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